EXHIBIT 99.3

                                  Exhibit 10(c)

                         Consent of Price Waterhouse LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by references into the Prospectuses and Statements of Additional Information constituting part of this Post-Effective Amendment No. 7 to the registration statement on Form N-4 of the Prospectuses and Statements of Additional Information dated May 1, 1996, as filed with Post-Effective Amendment No. 6 to the registration statement on Form N-4 of the WRL Series Annuity Account which includes our reports dated January 31, 1996, relating to the financial statements and selected per unit data and ratios of the sub-accounts comprising the WRL Series Annuity Account--WRL Freedom Variable Annuity and WRL Freedom Attainer Contracts and the WRL Series Annuity Account - C.A.S.E. Reserve Variable Annuity Contracts, which appear in such Statements of Additional Information. We also consent to the reference to us under the heading "Independent Accountants" in each such Statement of Additional Information constituting part of the Registration Statement.

PRICE WATERHOUSE LLP

Kansas City, Missouri
December 23, 1996